Exhibit 99.1

Powerfleet and MiX Telematics Announce Shareholders Meetings to Vote on Proposed Business Combination

Completion of Regulatory Milestones Results in Scheduled Shareholders Meetings

WOODCLIFF LAKE, NJ – January 30, 2024 – Powerfleet, Inc. (Nasdaq: PWFL) and MiX Telematics Limited (NYSE: MIXT, JSE: MIX) today announced that their respective shareholders meetings will be held virtually on Wednesday, February 28, 2024 to vote on the proposed business combination between the parties. Powerfleet’s shareholder meeting will be held at 10:00 a.m., Eastern Time and MiX’s shareholder meeting will be held at 2:30 p.m., SAST.

The Powerfleet and MiX teams have worked diligently to satisfy all necessary regulatory requirements, in both South Africa and the U.S., to proceed with the shareholders meetings. The registration statement, which contains the joint proxy statement/prospectus relating to the transaction and the shareholders meetings, was declared effective by the SEC on January 24, 2024. Powerfleet and MiX commenced mailing of the joint proxy statement/prospectus on January 29, 2024. The scheme circular (together with the prospectus for the Powerfleet secondary listing on the JSE) with respect to the MiX shareholders meeting will be distributed by MiX to MiX shareholders today, Tuesday, January 30, 2024. The extensive work completed since signing the deal on October 10, 2023 has further prepared the companies to realize the anticipated strategic and financial benefits from the combination.

“I am delighted by the completion of the regulatory steps required for us to arrive at the shareholders meetings next month. These meetings represent a significant step towards the closing of our transformative combination with MiX,” said Steve Towe, Powerfleet’s Chief Executive Officer, who will continue serving as CEO of the combined Powerfleet company. “As we shared at our joint investor day in November, the business combination is expected to unlock significant incremental value creation opportunities while establishing Powerfleet as a world-leading AIoT SaaS company, giving us the speed and capability to achieve accelerated growth in high-quality recurring revenues and expanded profitability more quickly. We have been extremely encouraged with the engagement of new prospective investors following the deal announcement and Investor Day event.”

Stefan Joselowitz, Chief Executive Officer at MiX Telematics, intends to retire at the conclusion of this transaction, but plans to continue to be a shareholder of the new combined entity. Joselowitz added, “My confidence and excitement for the transaction has grown even greater throughout the regulatory process period. As a shareholder, I strongly believe that the combined leadership group with Steve’s stewardship, Powerfleet’s Unity strategy, and our combined scale will undoubtedly accelerate the achievement of our shared strategic goals.”

The transaction is expected to close at the beginning of April 2024, subject to the satisfaction of customary conditions, including obtaining the required shareholder approvals. Upon closing, the combined business will be branded as Powerfleet, with its primary listing on Nasdaq.

ABOUT POWERFLEET

Powerfleet (Nasdaq: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.powerfleet.com.

ABOUT MIX TELEMATICS

MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to over 1 million global subscribers spanning more than 120 countries. The company’s products and services provide enterprise fleets, small fleets, and consumers with efficiency, safety, compliance, and security solutions. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Mexico and Australasia as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (“JSE”) (JSE: MIX) and the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s, MiX’s and the combined business’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, the parties’ expectations with respect to their beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the parties’ control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the proposed transaction in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the proposed transaction including, but not limited to the ability to obtain approval of the stockholders of Powerfleet and shareholders of MiX and the ability to obtain financing; (iii) the failure to obtain necessary regulatory approvals; (iv) the ability to realize the anticipated benefits of the proposed transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of MiX’s or Powerfleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by MiX and Powerfleet with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, neither MiX nor Powerfleet assumes any obligation, nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Powerfleet has filed, and the SEC declared effective on January 24, 2024, a registration statement on Form S-4 that includes a joint proxy statement of Powerfleet and MiX Telematics and that also constitutes a prospectus of Powerfleet. Powerfleet and MiX Telematics commenced the mailing of the joint proxy statement/prospectus on January 29, 2024. Each of Powerfleet and MiX Telematics may also file other relevant documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive joint proxy statement/prospectus or any other document that Powerfleet or MiX Telematics may file with the SEC. Additionally, MiX is distributing a scheme circular in respect of the scheme and a prospectus for the Powerfleet secondary listing on the JSE to MiX shareholders in accordance with the Companies Act of South Africa (including the Companies Act Regulations, 2011 thereunder) and the JSE Listings Requirements. The scheme circular includes a notice of general meeting convening a shareholder meeting at which MiX shareholders will be asked to vote on the proposed transaction, which, together with the Powerfleet prospectus, will contain all relevant information for MiX shareholders voting on the proposed transaction. If you hold MiX ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX American Depositary Shares (ADS), you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH, OR FURNISHED TO, THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders can obtain free copies of these documents and other documents containing important information through the website maintained by the SEC at www.sec.gov. Powerfleet or MiX Telematics make available copies of materials they file with, or furnish to, the SEC free of charge at https://ir.powerfleet.com and http://investor.mixtelematics.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Powerfleet, MiX and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Powerfleet and MiX in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Powerfleet’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Securityholders may obtain information regarding the names, affiliations and interests of MiX’s directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Powerfleet or MiX using the sources indicated above.

Powerfleet Investor Contact

Matt Glover

Gateway Group, Inc.

PWFL@gateway-grp.com

+1 (949) 574-3860

Powerfleet Media Contact

Andrea Hayton

ahayton@powerfleet.com

+1 (610) 401-1999

MiX Telematics Investor Contact

Cody Cree

Gateway Group, Inc.

+1 (949) 574-3860

MIXT@gateway-grp.com

MiX Telematics Media Contact

Jonathan Bates

jonathan.bates@mixtelematics.com

+44 7921 242892